Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of EvoNexus Group LTD on the Amendment No. 2 to Form F-1 of our report dated May 21, 2026, with respect to our audits of the consolidated financial statements of EvoNexus Group LTD as of February 28, 2025 and 2026 and for the years then ended appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Guangdong Prouden CPAs GP

Guangdong Prouden CPAs GP

Guangzhou, China

May 21, 2026